EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) of Cherokee Inc. of our report dated April 12, 2012, relating to the consolidated financial statements of Cherokee Inc., appearing in the Annual Report (Amendment No. 1 to Form 10-K) of Cherokee Inc. for the year ended February 2, 2013, filed with the U.S. Securities and Exchange Commission.

/s/ Moss Adams LLP

Los Angeles, California
August 20, 2013